Exhibit 99.1


                     STATEMENT PURSUANT TO 18 U.S.C. ss.1350

Pursuant to 18 U.S.C. ss.1350, each of the undersigned certifies, in his capacity as an officer of Avid Technology, Inc. (the "Company"), that to the best of his knowledge and belief, this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company for such period.

Date:     August 13, 2002            By:  /s/ David A. Krall
                                          -----------------------
                                          David A. Krall
                                          Chief Executive Officer


Date:     August 13, 2002            By:  /s/ Paul J. Milbury
                                          -----------------------
                                          Paul J. Milbury
                                          Chief Financial Officer